EXHIBIT 23.1
                       Consent of Malone & Bailey, PLLC.

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
 LS Capital Corporation

We consent to the use of our report dated September 8, 1997, incorporated hereinby reference.


MALONE & BAILEY, PLLC
Houston, Texas
March 31, 1998